Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Fourth Quarter and Full Year 2016 Results

NEW YORK, NY, February 28, 2017 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended December 31, 2016 and the full year 2016. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, inclusive of Residential Investments, Commercial Investments and ABS Investments.

FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL HIGHLIGHTS

•	Fourth Quarter 2016:

•	$(0.16) of Net Income/(Loss) per diluted common share(1)

•	$0.57 of Core Earnings per diluted common share(1)

•	Includes $0.06 retrospective adjustment and de minimus earnings from Arc Home during the quarter

•	Includes $0.03 one-time positive impact from certain reduced operating expenses

•	$17.86 net book value per share as of December 31, 2016(1)

•	Includes impact of common dividend of $0.475 declared for the quarter and paid on January 31, 2017

•	Book value decreased $(0.63) or (3.4)% from last quarter, inclusive of:

•	$(0.47) or (2.5)% due to our investments in Agency RMBS and associated derivative hedges

•	Positive duration gap resulted in a negative impact to book value during the quarter, partially offset by spread tightening

•	$(0.25) or (1.4)% due to our Credit Investments

•	Fixed rate securities and CMBS interest only securities experienced unrealized losses due to higher interest rates during the fourth quarter

•	$0.09 or 0.5% due to core earnings above the $0.475 dividend

•	Full Year 2016:

•	$1.80 of Net Income/(Loss) per diluted common share(1)

•	$1.90 of Core Earnings per diluted common share(1)

•	Includes $(0.02) retrospective adjustment

•	$1.90 dividend per common share(1)

•	10.5% economic return on equity for the year(7)

•	48.1% total stock return for the year, including price appreciation and reinvestment of dividends

•	Repurchased 614,695 shares or $8.7 mm of common stock during the year at an average purchase price of $14.20, representing 2.2% of shares outstanding as of December 31, 2016

	Q3 2016	Q4 2016	FY 2016
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$42.8mm	$(4.4)mm	$50.2mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (1)	$1.54	$(0.16)	$1.80

Non-GAAP-Results:
Core Earnings	$14.0mm	$15.8mm	$53.0mm
Core Earnings, per diluted common share (1)	$0.50	$0.57	$1.90

*	For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$2.5 billion investment portfolio as of December 31, 2016 as compared to the $2.7 billion investment portfolio as of September 30, 2016(2)(4)

•	43.5% Agency RMBS investment portfolio

•	56.5% credit investment portfolio, comprised of Residential Investments, Commercial Investments and ABS

•	57% of our credit portfolio is fixed rate coupon and 43% is floating rate(13)

•	12.9% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the fourth quarter, excluding net TBA position(5)

•	12.6% CPR on the Agency RMBS investment portfolio in January

•	2.9x “at risk” leverage position and 3.16% net interest margin as of December 31, 2016 (2)(3)(6)

FOURTH QUARTER ACTIVITY

•	Agency RMBS and Derivatives:

•	The 10-Year U.S. Treasury rate increased 85 bps during the quarter; the sharp rise in interest rates resulted in a sizeable extension of the duration of our Agency RMBS portfolio

•	To offset this duration extension and to reduce the duration gap in response to a more uncertain rate environment over the near-term we:

•	Sold face value of $136.8 mm of Agency RMBS 30 Year and lower coupon TBA and purchased face value of $50.0mm higher coupon TBA

•	Added $275.0 mm notional pay fixed swap positions and net sold $238.0 mm of U.S. Treasuries and U.S. Treasury Futures

•	Credit Investments:

•	Residential Investments:

•	Purchased face value of $80.3 mm of Prime and Alt-A securities; sold and received full paydowns of $10.8 mm of Prime securities and $43.1 mm of Alt-A securities

•	Purchased face value of $56.6 mm of RMBS IO ($0.3 mm fair value), $5.6 mm of Subprime securities and $2.5 mm of CRT securities; sold $13.0 mm of CRT securities

•	Commercial Investments:

•	Purchased face value of $10.0 mm CMBS, $468.3 mm CMBS IO ($7.4mm fair value) and $32.7 mm Freddie Mac K-series CMBS

•	Purchased face value of $16.0 mm of a commercial real estate loan

•	ABS Investments:

•	Sold and received full paydowns of $49.2 mm of ABS securities

MANAGEMENT REMARKS

“We are pleased with our performance during 2016, producing core earnings in-line with our dividend, as well as with Arc Home’s progress in its first 7 months of operations,” said Chief Executive Officer and Chief Investment Officer, David Roberts. “We believe Arc Home will provide us with significant opportunities to invest in excess MSRs, Non-Qualified Mortgages and other assets that Arc Home originates in 2017.”

“During the quarter, the 10-year U.S. Treasury rate increased 85 basis points and equity markets rallied on hopes of fiscal stimulus and easing government regulations,” said Co-Portfolio Manager TJ Durkin. “Given this volatile and uncertain interest rate environment, the investment team reduced overall leverage, decreased the duration gap, and continued to leverage the Angelo, Gordon platform to source residential and commercial real estate opportunities.”

KEY STATISTICS

($ in thousands)	December 31, 2016
Investment portfolio including net TBA position(2)(4)	$2,547,054
Investment portfolio excluding net TBA position	2,495,804
Repurchase agreements(2)	1,910,509
Financing(6)	1,908,171
Stockholders’ equity	655,876

GAAP Leverage	2.9	x
“At Risk” Leverage(6)	2.9	x
Yield on investment portfolio(8)	5.18%
Cost of funds(9)	2.02%
Net interest margin(3)	3.16%

Management fees(10)	1.52%
Other operating expenses(11)*	1.04%

Book value, per share(1)	$17.86
Undistributed taxable income, per common share(1)(12)	$1.90
Dividend, per share(1)	$0.475

*	Includes $0.03 one-time positive impact from certain reduced operating expenses

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of December 31, 2016(2)(4):

($ in millions)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Percent of Total Portfolio	WA Yield*
Agency RMBS:
30-Year Fixed Rate	713.2	28.3	741.5	739.7	29.0%	3.0%
Fixed Rate CMO	62.6	0.5	63.1	63.7	2.5%	2.8%
Hybrid ARM	208.6	(1.6)	207.0	211.3	8.3%	2.8%
Inverse Interest Only and Interest Only	416.9	(375.8)	41.1	42.9	1.7%	8.3%
Fixed Rate 30 Year TBA	50.0	1.4	51.4	51.3	2.0%	N/A
Credit Investments:
Residential Investments	1,837.0	(765.8)	1,071.2	1,091.3	42.9%	6.3%
Commercial Investments	3,284.8	(2,957.4)	327.4	325.7	12.8%	7.9%
ABS	22.0	(0.4)	21.6	21.2	0.8%	6.3%

Total	$6,595.1	$(4,070.8)	$2,524.3	$2,547.1	100.0%	5.2%

*	Fixed Rate 30 Year TBA are excluded from this calculation.

As of December 31, 2016, the weighted average yield on the Company’s investment portfolio was 5.18% and its weighted average cost of funds was 2.02%. This resulted in a net interest margin of 3.16% as of December 31, 2016.(3)

We recognized net realized losses of $(1.7) million during the quarter ended December 31, 2016. We sold certain real estate securities and loans, realizing a net loss of $(2.2) million and net gain of $0.1 million, respectively. We also recognized $2.3 million of realized gains due to the settlement of TBAs, $4.0 million of realized gain due to the settlement of certain derivatives and other instruments, and $(5.9) million of realized loss due to other-than-temporary impairment (“OTTI”) charges on certain securities.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $1.7 million, or $0.06 per share, retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 2.8% as of December 31, 2016, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, had master repurchase agreements with 37 counterparties, under which it had debt outstanding with 23 counterparties as of December 31, 2016. The weighted average funding cost was 1.0% for Agency RMBS and 2.4% for Credit Investments. The investment portfolio is financed with repurchase agreements as of December 31, 2016 as summarized below:

($ in thousands)

Repurchase Agreements Maturing Within:*	Repo Outstanding	WA Funding Cost	WA Days to Maturity**	% Repo Outstanding
Overnight	70,899	0.7%	3	3.7%
30 Days or Less	961,185	1.8%	11	50.3%
31-60 Days	465,776	1.2%	47	24.4%
61-90 Days	129,119	1.7%	72	6.8%
Greater than 90 Days	283,530	2.3%	351	14.8%

Total / Weighted Average	$1,910,509	1.7%	74	100.00%

*	Numbers in table above do not include securitized debt of $21.5 million, or loan participation payable of $1.8 million.
**	Our weighted average original days to maturity is 155 days.

The Company’s hedge portfolio as of December 31, 2016 is summarized as follows:

($ in thousands)	Notional
Interest Rate Swaps	$644,000
U.S. Treasuries, net	24,000
Treasury Futures, net	141,500

Total	$809,500

The Company’s interest rate swaps as of December 31, 2016 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	36,000	0.88%	0.89%	0.84
2019	170,000	1.36%	0.91%	2.88
2020	115,000	1.59%	0.90%	3.20
2021	60,000	1.86%	0.96%	4.94
2022	53,000	1.69%	0.94%	5.69
2023	85,000	2.30%	0.94%	6.43
2025	30,000	2.48%	0.94%	8.43
2026	95,000	2.17%	0.92%	9.90

Total/Wtd Avg	$644,000	1.74%	0.92%	5.01

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

ARC HOME UPDATE:

Arc Home, one of the Company’s indirect subsidiaries, is originating mortgages in 44 states through retail, correspondent and wholesale channels and will continue to pursue licenses in the remaining states.

•	Loan originations across all channels totaled approximately $247 mm for the quarter. Generally, new loans are packaged and sold to the GSEs or Ginnie Mae within 30 days of origination

•	While it is expected that volumes will grow over time, there is no assurance that such growth will be achieved as residential mortgage origination is a highly competitive industry and increases in prevailing interest rates will materially impact origination volumes

Arc Home is working diligently to build out its MSR investment platform.

•	Arc Home completed the sale of an excess servicing strip on purchased MSRs with over $2 bn notional principal balance during the quarter and retained servicing on an additional $212 mm of notional principal balance loans it originated

•	It is expected that a substantial portion of Arc Home’s capital will be deployed to purchase/retain MSRs, but such deployments are subject to competitive market dynamics

•	Post quarter-end, Arc Home launched its retention strategy with respect to its MSR portfolios

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of December 31, 2016, the Company had estimated undistributed taxable income of approximately $1.90 per share.(1)(12)

DIVIDEND

On December 6, 2016, the Company’s board of directors declared the fourth quarter dividend of $0.475 per share of common stock that was paid on January 31, 2017 to stockholders of record as of December 19, 2016.

On November 16, 2016, the Company’s board of directors declared a quarterly dividend of $0.51563 per share on its 8.25% Series A Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Stock. The preferred distributions were paid on December 19, 2016 to stockholders of record as of November 30, 2016.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s fourth quarter earnings conference call on March 1, 2017 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6407363.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q4 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on March 31, 2017. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6407363.

For further information or questions, please e-mail ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $27 billion under management. The firm manages capital across eleven strategies: (i) convertible arbitrage, (ii) distressed debt, (iii) energy lending, (iv) merger arbitrage, (v) middle market direct lending, (vi) net lease real estate, (vii) non-investment grade corporate credit, (viii) private equity, (ix) real estate debt, (x) real estate equity, and (xi) residential and consumer debt. Angelo, Gordon & Co. has over 400 employees, including over 160 investment professionals. The firm is headquartered in New York with associated offices in Chicago, Houston, Los Angeles, San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Tokyo and Seoul.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments and portfolio, liquidity and financing, our assets, and regulatory approvals. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/, including its most recent Annual Report on Form 10-K and subsequent filings. All information in this press release is as of February 28, 2017. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
	(Unaudited)
Assets
Real estate securities, at fair value:
Agency - $972,232,174 and $1,133,899,693 pledged as collateral, respectively	$1,057,663,726	$1,201,441,652
Non-Agency - $990,985,143 and $1,157,357,871 pledged as collateral, respectively	1,043,017,308	1,229,811,018
ABS - $21,231,956 and $54,761,837 pledged as collateral, respectively	21,231,956	54,761,837
CMBS - $201,464,058 and $142,852,162 pledged as collateral, respectively	211,652,660	148,948,690
Residential mortgage loans, at fair value -$31,031,107 and $50,686,922 pledged as collateral, respectively	38,195,576	57,080,227
Commercial loans, at fair value - $32,800,000 and $62,800,000 pledged as collateral, respectively	60,068,800	72,800,000
U.S. Treasury securities, at fair value - $0 and $203,520,859 pledged as collateral, respectively	—	223,434,922
Investments in affiliates	72,215,919	43,040,191
Excess mortgage servicing rights, at fair value	412,648	425,311
Cash and cash equivalents	52,469,891	46,253,291
Restricted cash	26,583,527	32,200,558
Interest receivable	8,570,383	11,154,785
Receivable on unsettled trades - $3,057,814 and $0 pledged as collateral, respectively	3,633,161	—
Receivable under reverse repurchase agreements	22,680,000	—
Derivative assets, at fair value	3,703,366	1,755,467
Other assets	5,600,341	16,064,115
Due from broker	945,304	24,904,168

Total Assets	$2,628,644,566	$3,164,076,232

Liabilities
Repurchase agreements	$1,900,509,806	$2,034,963,460
FHLBC advances	—	396,894,000
Securitized debt	21,491,710	30,046,861
Loan participation payable	1,800,000	—
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	22,365,000	—
Payable on unsettled trades	—	1,198,587
Interest payable	2,570,854	2,731,846
Derivative liabilities, at fair value	2,907,255	6,863,770
Dividend payable	13,157,573	13,496,139
Due to affiliates	3,967,622	4,407,051
Accrued expenses	1,068,779	2,074,628
Taxes payable	1,717,883	1,714,716
Due to broker	1,211,694	2,740,461

Total Liabilities	1,972,768,176	2,497,131,519

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 27,700,154 and 28,286,210 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	277,002	282,863
Additional paid-in capital	576,276,322	584,581,995
Retained earnings/(deficit)	(81,890,939)	(79,134,150)

Total Stockholders’ Equity	655,876,390	666,944,713

Total Liabilities & Stockholders’ Equity	$2,628,644,566	$3,164,076,232

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016
Net Interest Income
Interest income	$31,535,524	$34,108,727	$123,006,112
Interest expense	8,302,370	7,634,768	33,785,031

	23,233,154	26,473,959	89,221,081

Other Income
Net realized gain/(loss)	(1,665,863)	(634,729)	(10,391,118)
Realized loss on periodic interest settlements of derivative instruments, net	(990,073)	(3,174,431)	(6,009,638)
Unrealized gain/(loss) on real estate securities and loans, net	(30,587,677)	(28,733,677)	2,672,426
Unrealized gain/(loss) on derivative and other instruments, net	13,405,453	10,464,596	8,613,084
Other income	5,171	4,622	373,902

	(19,832,989)	(22,073,619)	(4,741,344)

Expenses
Management fee to affiliate	2,487,115	2,480,290	9,809,427
Other operating expenses	1,708,787	2,602,513	10,290,513
Servicing fees	44,979	114,621	404,129
Equity based compensation to affiliate	80,664	—	298,592
Excise tax	525,000	375,000	1,513,167

	4,846,545	5,572,424	22,315,828

Income/(loss) before equity in earnings/(loss) from affiliates	(1,446,380)	(1,172,084)	62,163,909
Equity in earnings/(loss) from affiliates	364,472	684,383	1,518,862

Net Income/(Loss)	(1,081,908)	(487,701)	63,682,771

Dividends on preferred stock	3,367,354	3,367,354	13,469,416

Net Income/(Loss) Available to Common Stockholders	$(4,449,262)	$(3,855,055)	$50,213,355

Earnings/(Loss) Per Share of Common Stock
Basic	$(0.16)	$(0.14)	$1.80
Diluted	$(0.16)	$(0.14)	$1.80

Weighted Average Number of Shares of Common Stock Outstanding
Basic	27,700,154	28,406,765	27,952,185
Diluted	27,700,154	28,406,765	27,953,111

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with the Company’s GAAP financials, provides supplemental information useful for investors in evaluating the results of the Company’s operations. The Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define Core Earnings, a non-GAAP financial measure, as net income excluding both unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest and other income earned on our investments on a yield adjusted basis, including credit derivatives, investments in debt and equity of affiliates, inverse Agency Interest-Only securities, interest rate derivatives, TBA drop income or any other investment activity that may earn or pay net interest or its economic equivalent. One of our objectives is to generate net income from net interest margin on the portfolio, and management uses Core Earnings to measure this objective. Management believes that this non-GAAP measure, when considered with the Company’s GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. This metric, in conjunction with related GAAP measures, provides greater transparency into the information used by our management in its financial and operational decision-making.

A reconciliation of GAAP net income to Core Earnings for the three months ended December 31, 2016, the three months ended December 31, 2015, and the year ended December 31, 2016 is set forth below:

	Three Months Ended	Three Months Ended	Year Ended
($ in thousands)	December 31, 2016	December 31, 2015	December 31, 2016
Net Income/(loss) available to common stockholders	$(4,449)	$(3,855)	$50,213
Add (Deduct):
Net realized (gain)/loss	1,666	635	10,391
Drop income	52	44	270
Equity in (earnings)/loss from affiliates	(364)	(684)	(1,519)
Net interest income from equity method investments	1,738	1,335	4,957
Unrealized (gain)/loss on real estate securities and loans, net	30,588	28,734	(2,672)
Unrealized (gain)/loss on derivative and other instruments, net	(13,405)	(10,465)	(8,613)

Core Earnings	$15,826	$15,744	$53,027

Core Earnings, per Diluted Share(1)	$0.57	$0.55	$1.90

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter-end. Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on the balance sheet as either Repurchase agreements, Securitized debt, or Loan participations payable. Throughout this press release where we disclose our investment portfolio and the related repurchase agreements that finance it, we have presented this information inclusive of (i) unconsolidated ownership interests in affiliates that are accounted for under GAAP using the equity method and (ii) TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted. This presentation of our investment portfolio is consistent with how our management evaluates the business, and we believe this presentation, when considered with the GAAP presentation, provides supplemental information useful for investors in evaluating our investment portfolio and financial condition. See footnote (14) for further details on AG Arc LLC.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. Net interest margin also excludes any net TBA position. See footnotes (8) and (9) for further detail.
(4)	The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any net TBA position, Residential Investments, Commercial Investments, and ABS Investments, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Refer to footnote (2) for more information on the GAAP accounting for certain items included in our investment portfolio. The percentage of Agency RMBS and Credit Investments is calculated by dividing the respective fair market value of each, including any net TBA positions as Agency RMBS and securities and mortgage loans owned through investments in affiliates as Credit Investments, by the total investment portfolio, exclusive of AG Arc LLC. See footnote (14) for further details on AG Arc LLC.
(5)	This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.
(6)	“At Risk” Leverage was calculated by dividing total financing including any net TBA position by our GAAP stockholders’ equity at quarter-end as of December 31, 2016. Total financing at quarter-end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt, loan participations payable and any net TBA position (at cost). Total financing excludes repurchase agreements and unsettled trades on U.S. Treasuries. See footnote (14) for further details on AG Arc LLC.
(7)	The economic return on equity for 2016 represents the change in net book value per share from December 31, 2015 to December 31, 2016, plus the dividends declared over that period, divided by net book value per share as of December 31, 2015.
(8)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. This calculation excludes cash held by the Company and excludes any net TBA position.
(9)	The cost of funds at quarter-end was calculated as the sum of the weighted average funding costs on total financing outstanding at quarter-end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter-end were weighted by the outstanding repurchase agreements, securitized debt outstanding and loan participations payable outstanding at quarter-end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.
(10)	The management fee percentage at quarter-end was calculated by annualizing management fees recorded during the quarter and dividing by quarter-end stockholders’ equity.

(11)	The other operating expenses percentage at quarter-end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-end stockholders’ equity.
(12)	This estimate of undistributed taxable income per common share represents the total estimated undistributed taxable income as of quarter-end. Undistributed taxable income is based on current estimates and projections. The actual amount is not finalized until we file our annual tax return, typically in September of the following year.
(13)	Equity residuals, MSRs and principal only securities with a zero coupon rate are excluded from this calculation.
(14)	The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries.